Exhibit 10.30

JOINDER TO AMENDED AND RESTATED CREDIT AGREEMENT
This JOINDER TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of October 26, 2018, among LENDINGTREE, LLC, a Delaware limited liability company (the “Borrower”), LENDINGTREE, INC., a Delaware corporation (“Parent”), each other Loan Party party hereto, each bank and other financial institution party hereto as a provider of Incremental Revolving Commitments (each, an “Incremental Lender” and, collectively, the “Incremental Lenders”), and SUNTRUST BANK, as administrative agent under the Credit Agreement referred to below (in such capacity and together with its successors, the “Administrative Agent”).
RECITALS:
WHEREAS, the Borrower, the Parent, the Administrative Agent, and the Lenders from time to time party thereto are parties to that certain Amended and Restated Credit Agreement dated as of November 21, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
WHEREAS, in accordance with Section 2.23 of the Credit Agreement, the Borrower notified the Administrative Agent of its request for Incremental Revolving Commitments, and pursuant to Section 2.23 of the Credit Agreement, the Borrower hereby requests that the Incremental Lenders set forth on Annex I hereto make Incremental Revolving Commitments hereunder as additional revolving commitments (the “Incremental Revolving Commitments”) in an aggregate principal amount of $100,000,000 to the Borrower on the Incremental Effective Date (as defined below).
WHEREAS, in accordance with Section 2.23 of the Credit Agreement, the Incremental Revolving Commitments shall be effected by, among other things, the execution of an instrument of joinder entered into among the Borrower, the Administrative Agent and the Incremental Lenders, in accordance with the terms and conditions of the Credit Agreement.
WHEREAS, each Incremental Lender is willing to make Incremental Revolving Commitments available to the Borrower on the Incremental Effective Date on the terms set forth in Section 2 and in the Credit Agreement and subject to the conditions set forth herein and to become, if not already, a Lender for all purposes under the Credit Agreement and to bound by all of the terms and conditions thereof and of the Loan Documents.
WHEREAS, the Borrower has also requested, and the Administrative Agent has agreed, to amend the Credit Agreement to give effect to the Incremental Revolving Commitments and certain mechanical changes necessary or advisable in connection therewith, all in accordance with the terms of this Agreement.
AGREEMENT:
In consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Definitions. Unless otherwise defined herein, each capitalized term used in this Agreement (including the recitals) and not defined herein shall be defined in accordance with the Credit Agreement.

Section 2.Incremental Revolving Commitments.

2.1Incremental Revolving Commitments. Each Incremental Lender hereby agrees, severally and not jointly, on the terms set forth herein and in the Credit Agreement and subject to the conditions set forth herein, to lend and relend to the Borrower, from time to time on any Business Day on or after the Incremental Effective Date and prior to the Revolving Commitment Termination Date, amounts which do not exceed such Incremental Lender’s Incremental Revolving Commitment (as set forth opposite such Incremental Lender’s name on Annex I hereto) as of such Business Day. The Incremental Revolving Commitments will be added to the existing Revolving Commitments. Subject to the terms and conditions set forth herein and in the Credit Agreement, on or after the Incremental Effective Date and prior to the Revolving Commitment Termination Date, Borrowings under the Incremental Revolving Commitments may be repaid and reborrowed from time to time on a revolving basis. Pursuant to Section 2.23 of the Credit Agreement, upon the effectiveness of the Incremental Revolving Commitments hereunder, the Commitments and Pro Rata Share of each Lender will be adjusted to give effect to the Incremental Revolving Commitments, and Schedule II to the Credit Agreement shall automatically be deemed amended as set forth on Annex II attached hereto.

2.2Terms of the Incremental Revolving Commitments Generally. Except as expressly provided herein, the Incremental Revolving Commitments shall have identical terms as the existing Revolving Commitments (including, without limitation, with respect to interest rates, prepayments, and maturity) and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Lenders, of the Credit Agreement and the other Loan Documents. Immediately upon this Agreement becoming effective on the Incremental Effective Date, the Incremental Revolving Commitments shall constitute “Revolving Commitments” for all purposes under, and subject to the provisions of, the Loan Documents (and shall be fully fungible with the existing Revolving Commitments). Each reference to a “Revolving Commitment” or “Revolving Commitments” in the Credit Agreement or the other Loan Documents shall be deemed to include the Incremental Revolving Commitments and all other related terms will have correlative meanings mutatis mutandis. For the avoidance of doubt, any Borrowings under the Incremental Revolving Commitments shall rank pari passu with the other Obligations and all collateral securing any such Borrowings shall secure all other Obligations on a pari passu basis, and such Borrowings shall be guaranteed on a pari passu basis with the other Obligations.

Section 3.New Lenders; Use of Proceeds; Tax Matters.

3.1New Lenders. Each Incremental Lender that is not, prior to the effectiveness of this Agreement, a Lender under the Credit Agreement, hereby agrees that upon, and subject to, the occurrence of the Incremental Effective Date, such Incremental Lender shall be deemed to be, and shall become, a “Lender” for all purposes of, and subject to all the obligations of a “Lender” under, the Credit Agreement and the other Loan Documents.

3.2Use of Proceeds. The proceeds of any Borrowings under the Incremental Revolving Commitments shall be used to finance working capital needs, including, without limitation, Permitted Acquisitions and other growth initiatives, capital expenditures, and for other general corporate purposes of the Borrower and its Subsidiaries; provided that, such proceeds shall not be used, directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X, or in a manner that would violate Section 7.13 of the Credit Agreement.

3.3Tax Matters. The Borrower and each Lender party hereto hereby acknowledge and agree that the amendments to the Credit Agreement contemplated hereby do not constitute a “significant modification,” within the meaning of Section 1.1001-3 of the U.S. Treasury regulations, of the existing Loans for U.S. federal income tax purposes.

Section 4.Conditions to Effectiveness. The effectiveness of this Agreement and the obligation of each Incremental Lender to make its Incremental Revolving Commitment available to the Borrower shall become effective on the Business Day on which the following conditions are satisfied or waived (the “Incremental Effective Date”):

(a)the Administrative Agent (or its counsel) shall have received counterparts of this Agreement that, when taken together, bear the signatures of (i) the Administrative Agent, (ii) each Incremental Lender, (iii) the Borrower, and (iv) each Guarantor;

(b)at the time of and immediately after giving effect to this Agreement and the Incremental Revolving Commitments, no Default or Event of Default shall exist;

(c)all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects);

(d)Parent and its Subsidiaries shall be in compliance with the financial covenant set forth in Article VI of the Credit Agreement as of the last day of the most recently ended four Fiscal Quarter period for which financial statements are required to have been delivered pursuant to Section 5.1(a) or (b) of the Credit Agreement, calculated on a Pro Forma Basis and as if all such Incremental Revolving Commitments had been established (and fully funded) as of the first day of the relevant period for testing compliance (but calculated without including the cash proceeds of any Incremental Revolving Commitments in the amount of unrestricted cash and Cash Equivalents to be netted in the calculation of Consolidated Total Net Leverage Ratio); provided, that, in the case of any Incremental Revolving Commitments established to finance a Material Acquisition, the Consolidated Total Net Leverage Ratio may be 0.50 greater than the otherwise applicable covenant level set forth in Article VI of the Credit Agreement;

(e)such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Incremental Revolving Commitments and such opinions of counsel for the Borrower with respect to such Incremental Revolving Commitments as the Administrative Agent may reasonably request;

(f)a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Administrative Agent, certifying that each of the conditions in Section 2.23(a) of the Credit Agreement has been satisfied;

(g)to the extent requested by any Incremental Lender, executed promissory notes evidencing the Incremental Revolving Commitments issued by the Borrower in accordance with Section 2.10 of the Credit Agreement;

(h)any other certificates or documents that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent; and

(i)the Borrower shall have paid all fees and other amounts due and payable on or prior to the Incremental Effective Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any fee letter, or under any other Loan Document.

Section 5.Acknowledgments and Affirmations of the Loan Parties. Each Loan Party hereby expressly acknowledges the terms of this Agreement and confirms and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby and thereby, (ii) its guarantee of the Guaranteed Obligations (as defined in the Guaranty and Security Agreement) (including, without limitation, any Borrowings under the Incremental Revolving Commitments) and (iii) its grant of Liens on the Collateral to secure the Obligations (including, without limitation, the Obligations with respect to any Borrowings under the Incremental Revolving Commitments) pursuant to the Collateral Documents, all as provided in the Loan Documents as originally executed, and each Loan Party acknowledges and agrees that such guarantee, pledge and/or grant shall continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents. Each Loan Party hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Agreement and any other Loan Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date).

Section 6.Miscellaneous.

6.1Loan Document; Effect of Agreement. For avoidance of doubt, the Loan Parties, the Lenders party hereto, and the Administrative Agent each hereby acknowledges and agrees that this Agreement is a Loan Document. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Loan Parties.

6.2Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement together with the Credit Agreement, the other Loan Documents, any separate engagement letter and any separate fee letter relating to fees payable to the Administrative Agent and the Incremental Lenders constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in Adobe Corporation’s Portable Document Format (or PDF) shall be as effective as delivery of a manually executed counterpart hereof.

6.3Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

[Signature pages follow.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.
LENDINGTREE, LLC, as the Borrower

By: /s/ J.D. Moriarty
Name: J.D. Moriarty
Title: Chief Financial Officer

LENDINGTREE, INC., as the Parent and a Guarantor

By: /s/ J.D. Moriarty
Name: J.D. Moriarty
Title: Chief Financial Officer

IRON HORSE HOLDINGS, LLC, as a Guarantor

By: /s/ Carla Shumate
Name: Carla Shumate
Title: Treasurer

OVATION CREDIT SERVICES, INC., as a Guarantor

By: /s/ J.D. Moriarty
Name: J.D. Moriarty
Title: Treasurer

SUNTRUST BANK,
as Administrative Agent and an Incremental Lender

By:    /s/ Cynthia W. Burton
Name: Cynthia W. Burton
Title: Director

Bank of America, N.A.,
as an Incremental Lender

By:    /s/ Charles R. Dickerson
Name: Charles R. Dickerson
Title: Senior Vice President

ROYAL BANK OF CANADA,
as an Incremental Lender

By:    /s/ Christian Gutierrez
Name: Christian Gutierrez
Title: Authorized Signatory

FIFTH THIRD BANK,
as an Incremental Lender

By:    /s/ Jodie R. Ayres
Name: Jodie R. Ayres
Title: Vice President

Regions Bank,
as an Incremental Lender

By:    /s/ Jason Douglas
Name: Jason Douglas
Title: Director

GOLDMAN SACHS BANK USA,
as an Incremental Lender

By:    /s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION,
as an Incremental Lender

By:    /s/ Krutesh Trivedi
Name: Krutesh Trivedi
Title: Vice President

Annex I

Incremental Revolving Commitments

Incremental Lender	Incremental Revolving Commitment
SunTrust Bank	$[***]
Bank of America, N.A.	$[***]
Royal Bank of Canada	$[***]
Fifth Third Bank	$[***]
Regions Bank	$[***]
Goldman Sachs Bank USA	$[***]
PNC Bank, National Association	$[***]
Total	$100,000,000

Annex II

SCHEDULE II

Commitment Amounts

Lender	Revolving Commitment Amount
SunTrust Bank	$[***]
Bank of America, N.A.	$[***]
Royal Bank of Canada	$[***]
Fifth Third Bank	$[***]
Regions Bank	$[***]
JPMorgan Chase Bank, N.A.	$[***]
Goldman Sachs Bank USA	$[***]
PNC Bank, National Association	$[***]
Total	$350,000,000